UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2019

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
  Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2019, Super Micro Computer, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”), which amends that certain Loan and Security Agreement dated as of April 19, 2018 (as amended, restated, amended or restated, extended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among the Company, Super Micro Computer B.V., a private limited liability company formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792 (together with the Company, individually, a “Borrower” and collectively, the “Borrowers”), the financial institutions party to the Loan Agreement from time to time as Lenders and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Loan Agreement.
The Second Amendment, among other things:

a.
amends the definition of “Applicable Margin” such that, after the effective date of the Second Amendment and prior to the Conversion Date, the Obligations generally bear interest at LIBOR plus (i) 2.00% if the Global Availability (as a percent of the Revolver Commitments) is greater than 50% and (ii) 2.25% if the Global Availability (as a percent of the Revolver Commitments) is less than or equal to than 50%, in each case subject to certain exceptions if LIBOR is unavailable for any reason;

b.
amends the definition of “Unused Line Fee Rate” such that the unused commitment fee required to be paid by the U.S. Borrowers equals 0.25% times the amount by which the Revolver Commitments exceed the average daily Global Revolver Usage during any month;

c.
amends the termination date of the Revolver such that, if the Conversion Date occurs, the Revolver shall terminate on the date which is five (5) years from the Conversion Date, and if the Conversion Date does not occur, June 30, 2020; and

d.
requires, so long as any Revolver Commitments or Obligations are outstanding, each Borrower to, and cause each Subsidiary to, provide certain audited financial statements to the Agent as soon as available, and in any event by no later than (i) December 31, 2019 with respect to the Fiscal Year ending June 30, 2018, (ii) March 31, 2020 with respect to the Fiscal Year ending June 30, 2019, and (iii) within 90 days after the close of each other Fiscal Year, subject to certain exceptions.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Laura Black from the Board of Directors

On June 26, 2019, Laura Black, the Company’s Audit Committee chair, resigned as a director of the Company to pursue other opportunities. The Company is grateful to Ms. Black for her hard work and dedicated service to the Company, particularly with respect to her leadership of the Audit Committee in its investigation into certain of the Company’s historical financial statements and its oversight of the Company’s restatement of certain of those historical financial statements and the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

Appointment of Daniel W. Fairfax to the Board of Directors

On July 1, 2019, Daniel W. Fairfax was appointed to fill a vacancy on the Board of Directors of the Company (the “Board”). Mr. Fairfax will also serve on the Audit Committee of the Board. Mr. Fairfax served as Senior Vice President and Chief Financial Officer of Brocade Communications a networking equipment company (“Brocade”) from June 2011 to November 2017. Brocade was acquired by Broadcom in November of 2017. Mr. Fairfax previously served as Brocade’s Vice President of Global Services from August 2009 to June 2011 and Brocade’s Vice President of Business Operations from January 2009 to August 2009. Prior to Brocade Mr. Fairfax served as Chief Financial Officer of Foundry Networks, Inc. (“Foundry”), from January 2007 until December 2008. Foundry was acquired by Brocade in December 2008. Earlier in his career Mr. Fairfax served in executive financial management and/or general management positions at GoRemote Internet Communications, Ironside Technologies, Acta Technology, NeoVista Software, Siemens and Spectra-Physics. He began his career as a consultant with the National Telecommunications Practice Group of Ernst & Young. Mr. Fairfax currently serves on the board of directors of Energous Corporation. Mr. Fairfax holds an MBA from The University of Chicago Booth School of Business and a Bachelor of Arts degree, with a major in economics, from Whitman College.
Mr. Fairfax is entitled to receive the Company’s standard non-employee director compensation. The Company reimburses non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings. The Company’s non-employee directors receive an annual retainer of $60,000, payable quarterly. In addition, each director serving in a non-chairperson capacity on the Company’s Audit, Compensation or Nominating and Corporate Governance Committees receives an additional annual retainer of $15,000, $20,000 and $15,000 per committee, respectively, payable quarterly. Each non-employee director is annually granted RSUs with a total value of $220,000. Annual grants will be reduced proportionally if the person did not serve in that capacity for the full year after the annual grant.

Appointment of Audit Committee Chair

In connection with the resignation of Ms. Black and the appointment of Mr. Fairfax to the Board and the Audit Committee, the Board also appointed Tally Liu as chair of the Audit Committee. The current members of the Audit Committee are as follows: Tally Liu (Chair), Michael McAndrews, Fred Tsai and Daniel Fairfax.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Second Amendment to Loan and Security Agreement, dated as of June 27, 2019, by and among Super Micro Computer, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: July 1, 2019	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)